Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Second Quarter 2008 Results

SAN DIEGO, August 4, 2008 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the second quarter ended June 30, 2008.

For the second quarter of 2008:

•	Gross collections were $102.1 million, a 9% increase over the $93.6 million in the same period of the prior year.

•

Investments in receivable portfolios were $52.5 million, to purchase $1.8 billion in face value of debt, compared to $41.1 million, to purchase $1.3 billion in face value of debt in the same period of the prior year.

•

Revenues from receivable portfolios were $66.3 million, a 4% increase over the $64.0 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 68%, compared to 67% in the same period of the prior year.

•	Revenues from bankruptcy servicing were $3.7 million, compared to $3.2 million in the same period of the prior year.

•

Total operating expenses were $55.9 million, a 6% increase over the $52.6 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives) per dollar collected decreased to 50.0% compared to 50.5% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $53.7 million, a 17% increase over the $46.1 million in the same period of the prior year.

•	Total interest expense was $3.6 million, compared to $16.0 million in the same period of the prior year.

•	Net income was $7.3 million or $0.31 per fully diluted share, compared to a net loss of $0.8 million or $0.04 per fully diluted share in the same period of the prior year.

Additional information:

Certain events affected the comparability of 2008 versus 2007 quarterly results, as outlined below. For a more detailed comparison of 2008 versus 2007 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Encore Capital Group, Inc.

•	In the second quarter of 2008, the Company recorded a net impairment provision of $3.4 million, compared to an impairment reversal of $1.0 million in the same period of the prior year.

•

In the second quarter of 2008, the Company repurchased $5.0 million principal amount of its outstanding convertible senior notes, for a total price of $3.5 million, plus accrued interest. This repurchase resulted in a net gain of $1.4 million.

•

In the second quarter of 2007, approximately $11.7 million of total interest expense was attributable to the agreement reached with the Company’s previous lender to pay off all future contingent interest payments.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$5,047	$4,900
Restricted cash	3,649	3,776
Accounts receivable, net	3,588	4,136
Investment in receivable portfolios, net	414,559	392,209
Deferred court costs	25,155	20,533
Property and equipment, net	5,344	4,390
Prepaid income tax	1,518	10,346
Forward flow asset	10,302	15,863
Other assets	8,180	8,800
Goodwill	15,985	15,985
Identifiable intangible assets, net	2,148	2,557

Total assets	$495,475	$483,495

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$20,156	$20,346
Deferred tax liabilities, net	13,659	13,669
Deferred revenue and purchased servicing obligation	4,370	3,898
Debt	265,635	272,420
Other liabilities	1,668	1,642

Total liabilities	305,488	311,975

Commitments, contingencies and subsequent events
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,016 shares and 22,992 shares issued and outstanding as of June 30, 2008, and December 31, 2007, respectively	230	230
Additional paid-in capital	76,963	73,310
Accumulated earnings	113,805	98,975
Accumulated other comprehensive loss	(1,011)	(995)

Total stockholders’ equity	189,987	171,520

Total liabilities and stockholders’ equity	$495,475	$483,495

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Revenue from receivable portfolios, net	$66,275	$64,021	$130,343	$126,174
Servicing fees and other related revenue	3,745	3,207	7,231	6,429

Total revenues	70,020	67,228	137,574	132,603

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	15,689	16,064	30,540	33,250
Stock-based compensation expense	1,228	1,204	2,322	2,005
Cost of legal collections	23,829	21,159	44,135	38,780
Other operating expenses	5,987	6,239	11,638	11,983
Collection agency commissions	3,781	2,867	7,812	6,161
General and administrative expenses	4,581	4,232	9,041	8,503
Depreciation and amortization	766	840	1,488	1,709

Total operating expenses	55,861	52,605	106,976	102,391

Income before other (expense) income and income taxes	14,159	14,623	30,598	30,212

Other (expense) income
Interest expense	(3,583)	(3,336)	(7,529)	(6,256)
Contingent interest expense	—	(888)	—	(4,123)
Pay-off of future contingent interest	—	(11,733)	—	(11,733)
Gain on repurchase of convertible notes, net	1,417	—	1,417	—
Other income (expense)	352	(42)	373	74

Total other expense	(1,814)	(15,999)	(5,739)	(22,038)

Income (loss) before income taxes	12,345	(1,376)	24,859	8,174
(Provision) benefit for income taxes	(5,015)	555	(10,029)	(3,338)

Net income (loss)	$7,330	$(821)	$14,830	$4,836

Weighted average shares outstanding:
Basic	23,007	22,803	23,000	22,794
Diluted	23,512	22,803	23,468	23,388
Earnings (loss) per share:
Basic	$0.32	$(0.04)	$0.64	$0.21
Diluted	$0.31	$(0.04)	$0.63	$0.21

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2008	2007
Operating activities
Gross collections	$206,485	$184,152
Amounts collected on behalf of third parties	(145)	(266)
Amounts applied to principal on receivable portfolios	(75,997)	(57,711)
Provision for impairment (reversal)	8,725	(1,263)
Servicing fees	61	64
Operating expenses	(99,572)	(100,744)
Interest payments	(6,792)	(6,010)
Contingent interest payments	—	(22,724)
Other income	373	74
Decrease in restricted cash	127	718
Income tax refund (payments)	236	(5,362)
Tax provision (benefit) from stock-based payment arrangements	12	(123)

Net cash provided by (used in) operating activities	33,513	(9,195)

Investing activities
Purchases of receivable portfolios, net of forward flow allocation	(94,833)	(80,035)
Collections applied to investment in receivable portfolios	67,272	58,974
Proceeds from put-backs of receivable portfolios	2,047	1,574
Purchases of property and equipment	(2,034)	(878)

Net cash used in investing activities	(27,548)	(20,365)

Financing activities
Proceeds from notes payable and other borrowings	15,000	27,000
Repayment of notes payable and other borrowings	(17,169)	(4,000)
Repurchase of convertible notes	(3,500)	—
Proceeds from exercise of stock options	8	263
Tax (provision) benefit from stock-based payment arrangements	(12)	123
Repayment of capital lease obligations	(145)	(122)

Net cash (used in) provided by financing activities	(5,818)	23,264

Net increase (decrease) in cash	147	(6,296)
Cash and cash equivalents, beginning of period	4,900	10,791

Cash and cash equivalents, end of period	$5,047	$4,495

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock-based Compensation

Expense, Bankruptcy Servicing Operating Expenses and Costs Related to the Consideration of Strategic Alternatives to

GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended June 30,
	2008	2007
GAAP net income (loss), as reported	$7,330	$(821)
Interest expense	3,583	3,336
Contingent interest expense	—	888
Pay-off of future contingent interest	—	11,733
Provision (benefit) for income taxes	5,015	(555)
Depreciation and amortization	766	840
Amount applied to principal on receivable portfolios	35,785	29,452
Stock-based compensation expense	1,228	1,204

Adjusted EBITDA	$53,707	$46,077

GAAP total operating expenses, as reported	$55,861	$52,605
Stock-based compensation expense	(1,228)	(1,204)
Bankruptcy servicing operating expenses	(3,576)	(4,006)
Costs related to the consideration of strategic alternatives	—	(97)

Operating expenses, excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives	$51,057	$47,298

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